BLACKSKY REPORTS THIRD QUARTER 2022 RESULTS
Q3 Revenue up 113% Compared to Prior Year Quarter
Imagery and Software Analytical Services Revenue Grew to 89% of Total Revenue
Company Affirms Upper End of Full Year 2022 Revenue Guidance

Herndon, VA – November 8, 2022 – BlackSky Technology Inc. (“BlackSky” or the “Company”) (NYSE: BKSY) announced results for the third quarter ended September 30, 2022.

Third Quarter Financial Highlights:
•Revenue of $16.9 million, up 113% from the prior year period
•Imagery & software analytical services revenue grew 130% over the prior year's quarter and to 89% of total revenues
•Net loss of $13.0 million
•Adjusted EBITDA(1) loss of $6.5 million
•Cash balance(2) at the end of September 2022 was $90.7 million
•Capital expenditures of $8.8 million

(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below and reconciliation table at the end of this release.
(2) Cash balance includes cash and cash equivalents, restricted cash, and short-term investments.

“I’m pleased that Q3 was another strong quarter as we continued strong execution across all aspects of our business, building on the momentum from the first half of the year,” said Brian E. O’Toole, BlackSky CEO. “Third quarter revenue grew 113% year-over-year to $16.9 million, another quarterly revenue record driven by a full quarter of subscription imagery revenue under the EOCL contract with the National Reconnaissance Office. International revenues more than doubled over last year as we continue to benefit from investments in expanding our international sales team and strong global demand. With our expanding customer base, strong pipeline, and growing contracted backlog, we are looking forward to a strong finish to 2022 and carrying this momentum into 2023. Given our trajectory, we anticipate full year 2022 revenues to come in at the upper end of our guidance range.”

Recent Business Accomplishments
•Successfully ramped up and achieved daily delivery rates of advanced imaging subscription services under the Electro Optical Commercial Layer (EOCL) contract with the National Reconnaissance Office (NRO), valued at up to $1 billion over the next 10 years

•Won a $10 million, one-year follow-on subscription contract with an international ministry of defense customer in Asia to provide on-demand, high-frequency imagery services on a take or pay basis
•Received multiple task order awards in the third quarter under our Economic Indicator Monitoring contract with the National Geospatial-Intelligence Agency (NGA), resulting in $14 million in total orders received within the first year of the five-year, $30 million contract
•First order for $1.7 million in imagery services under the Commercial Smallsat Data Acquisition (CSDA) program with the National Aeronautics and Space Administration (NASA)
•Recipient of the Pioneer in Space Business Award from Euroconsult, a leading global space and satellite consulting and market intelligence firm, recognizing BlackSky’s innovative contributions to the space industry

Financial Results
Revenues
Total revenue for the third quarter of 2022 was $16.9 million, up $9.0 million, or 113% from the third quarter of 2021. Imagery and software analytical services revenue was $15.0 million, up 130% over the prior year period primarily driven by increased demand from new and existing U.S. and international government customers. The mix of revenue from imagery and software analytical services grew to approximately 89% of total revenues. Engineering and systems integration revenue contributed $1.9 million in the third quarter of 2022.

Cost of Sales
Cost of sales as a percent of revenue was 46% for the third quarter of 2022, compared to 159% in the third quarter of 2021. For imagery and software analytical services, cost of sales as a percent of revenue was 35% in the third quarter of 2022, compared to 111% in the third quarter of 2021. The year-over-year improvement was primarily driven by greater volumes of imagery and analytical services revenue that inherently have a low fixed-cost structure as a percent of revenue and a decrease in stock-based compensation expense. Cost of sales excludes depreciation and amortization.

Operating Expenses
Operating expenses for the third quarter of 2022 were $28.5 million, which included $2.9 million of non-cash stock-based compensation expense, compared to operating expenses of $44.2 million in the third quarter of 2021, which included $25.6 million in non-cash stock-based compensation expense. Excluding stock-based compensation expense in both years, operating expenses increased to $25.6 million in the third quarter of 2022 from $18.6 million in the prior year quarter. The increase was primarily due to higher depreciation expense from additional satellites placed into orbit in the fourth quarter of 2021 and second quarter of 2022, as well as public company operating costs.

Operating Loss
Operating loss for the third quarter of 2022 was $19.4 million, compared to an operating loss of $48.9 million in the third quarter of 2021. The year-over-year improvement in operating loss was primarily due to a decrease in stock-based compensation expense and higher gross profit driven by increased imagery and software analytical services revenue, partially offset by higher depreciation expense.

Adjusted EBITDA (1)
Adjusted EBITDA loss for the third quarter of 2022 was $6.5 million, compared to an adjusted EBITDA loss of $16.3 million in the prior year period. The $9.8 million year-over-year improvement was primarily due to significant operating leverage achieved by increased revenue growth significantly exceeding incremental costs.

Balance Sheet & Capital Expenditures
As of September 30, 2022, cash and cash equivalents, restricted cash, and short-term investments totaled $90.7 million. Capital expenditures for the third quarter of 2022 were $8.8 million and totaled $34.3 million for the nine months in 2022.

2022 Outlook
The Company is seeing strong global demand for its high-resolution imagery, dynamic monitoring, and AI-driven analytic solutions. As a result, the Company expects its full year 2022 revenue to achieve the upper end of the guidance range previously provided of between $62 million and $66 million. The Company continues to expect capital expenditures for the full year 2022 to be between $52 million and $56 million.

Investment Community Conference Call
BlackSky will host a conference call and webcast for the investment community this morning at 8:30 AM ET. Senior management will review the results, discuss BlackSky’s business, and answer questions. To access the live webcast or the archived webcast following completion of the call, please visit the Company’s investor relations website at http://ir.blacksky.com and then select “News & Events” for the link to the webcast. A presentation accompanying the webcast can also be found on the investor relations website. To access the conference call, participants should dial 1-877-589-7299 (domestic) or 1-201-689-8778 (international) at least ten minutes prior the start of the call. To listen to a replay of the conference call, please dial 1-877-660-6853 or 1-201-612-7415 using access code 13733375. The audio replay will be available from approximately 12:30 PM ET on November 8, 2022, through November 22, 2022.

About BlackSky Technology Inc.
BlackSky is a leading provider of real-time geospatial intelligence. BlackSky delivers on-demand, high frequency imagery, monitoring and analytics of the most critical and strategic locations, economic assets and events in the world.

BlackSky designs, owns and operates one of the industry’s leading low earth orbit small satellite constellations, optimized to capture imagery cost-efficiently where and when our customers need it. BlackSky’s Spectra AI software platform processes data from BlackSky’s constellation and from other third-party sensors to develop the critical insights and analytics that our customers require.

(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below and reconciliation table at the end of this release.

BlackSky is relied upon by U.S. and international government agencies, commercial businesses, and organizations around the world. BlackSky is headquartered in Herndon, VA, and is publicly traded on the New York Stock Exchange as BKSY. To learn more, visit www.blacksky.com and follow us on Twitter.

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income or loss attributable to BlackSky before interest expense, income taxes, depreciation and amortization, as well as significant non-cash and/or non-recurring expenses as management believes these items are not as useful in evaluating the Company’s core operating performance. These items include, but are not limited to, realized loss on conversion of bridge notes, stock-based compensation expense, unrealized (gain)/loss on certain warrants/shares classified as derivatives, satellite impairment loss, (gain)/loss on debt extinguishment, (gain)/loss from discontinued operations, severance, loss/(gain) on equity method investment, transaction related legal settlements, and transaction costs associated with derivative liabilities.

Adjusted EBITDA is a non-GAAP financial performance measure. It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedule herein and our SEC filings for a reconciliation of Adjusted EBITDA to Net Loss, the most comparable measure reported in accordance with GAAP and for a discussion of the presentation, comparability, and use of Adjusted EBITDA.

Forward-Looking Statements
Certain statements and other information included in this release constitute forward-looking statements under applicable securities laws. Words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate", "future", "opportunity", "will likely result", or "expect" and other words, terms, and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks, and uncertainties, as well as other statements referring to or including forward-looking information included in this release.

Forward-looking statements are subject to various risks and uncertainties, which could cause actual results to differ materially from the anticipated results or expectations expressed in this release. As a result, although BlackSky's management believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because BlackSky can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risk factors and other disclosures about BlackSky and its business included in BlackSky's disclosure materials filed from time to time with the U.S. Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov or on BlackSky's Investor Relations website at ir.blacksky.com.

The forward-looking statements contained in this release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this release or other specified date and speak only as of such date. BlackSky disclaims any intention or obligation to update or revise any forward-looking statements in this release as a result of new information or future events, except as may be required under applicable securities law.

Investor Contact
Aly Bonilla
VP, Investor Relations
abonilla@blacksky.com
571-591-2864

Media Contact
Pauly Cabellon
Director, External Communications
pcabellon@blacksky.com
571-591-2865

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Imagery & software analytical services	$14,991	$6,529	$38,113	$17,645
Engineering & systems integration	1,944	1,408	7,820	4,951
Total revenue	16,935	7,937	45,933	22,596
Imagery & software analytical service costs, excluding depreciation and amortization	5,251	7,266	16,508	15,816
Engineering & systems integration costs, excluding depreciation and amortization	2,536	5,387	12,020	8,754
Selling, general and administrative	18,713	40,674	58,988	57,979
Research and development	197	57	449	85
Depreciation and amortization	9,598	3,503	26,166	9,804
Satellite impairment loss	—	—	—	18,407
Operating loss	(19,360)	(48,950)	(68,198)	(88,249)
Gain (loss) on derivatives	7,135	3,813	10,629	(11,162)
(Loss) income on equity method investment	(776)	(170)	694	793
Interest income	486	—	664	—
Interest expense	(1,226)	(1,225)	(3,756)	(3,663)
Other expense, net	(14)	(365)	(54)	(147,735)
Loss before income taxes	(13,755)	(46,897)	(60,021)	(250,016)
Income tax (expense) benefit	—	—	—	—
Loss from continuing operations	(13,755)	(46,897)	(60,021)	(250,016)
Discontinued operations:
Gain (loss) from discontinued operations (including loss from disposal of Spaceflight Inc. of $707, $0, $707, and $(1,022) for the three and nine months ended September 30, 2022 and 2021, respectively)	707	—	707	(1,022)
Income tax (expense) benefit	—	—	—	—
Gain (loss) from discontinued operations, net of income taxes	707	—	707	(1,022)
Net loss	(13,048)	(46,897)	(59,314)	(251,038)
Other comprehensive income	—	541	—	—
Total comprehensive loss	$(13,048)	$(46,356)	$(59,314)	$(251,038)

Basic and diluted loss per share of common stock:
Loss from continuing operations	$(0.12)	$(0.67)	$(0.51)	$(4.29)
Gain (loss) from discontinued operations, net of income taxes	0.01	—	0.01	(0.02)
Net loss per share of common stock	$(0.11)	$(0.67)	$(0.50)	$(4.31)

Weighted average common shares outstanding - basic and diluted	118,582	69,975	117,403	58,297

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except par value)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$37,201	$165,586
Restricted cash	2,835	2,518
Short-term investments	50,699	—
Accounts receivable, net of allowance of $0 and $39, respectively	5,101	2,629
Prepaid expenses and other current assets	5,487	6,264
Contract assets	5,915	1,678
Total current assets	107,238	178,675
Property and equipment - net	78,157	70,551
Goodwill	9,393	9,393
Investment in equity method investees	4,150	4,002
Intangible assets - net	2,058	2,480
Satellite procurement work in process	41,664	40,102
Other assets	1,675	560
Total assets	$244,335	$305,763
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$14,579	$10,837
Amounts payable to equity method investees	1,667	5,613
Contract liabilities - current	9,018	11,266
Other current liabilities	1,531	2,819
Total current liabilities	26,795	30,535
Liability for estimated contract losses	1,966	6,054
Long-term contract liabilities	42	568
Derivative liabilities	6,296	16,925
Long-term debt - net of current portion	72,956	71,408
Other liabilities	2,867	653
Total liabilities	110,922	126,143
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.0001 par value-authorized, 300,000 shares; issued, 121,357 and 117,160 shares; outstanding, 118,906 shares and 114,452 shares as of September 30, 2022 and December 31, 2021, respectively.	12	11
Additional paid-in capital	663,654	650,518
Accumulated deficit	(530,253)	(470,909)
Total stockholders’ equity	133,413	179,620
Total liabilities and stockholders’ equity	$244,335	$305,763

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(59,314)	$(251,038)
Gain (loss) from discontinued operations, net of income taxes	707	(1,022)
Loss from continuing operations	(60,021)	(250,016)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	26,166	9,804
Bad debt expense	13	4
Stock-based compensation expense	16,389	29,265
Loss on issuance of 2021 convertible Bridge Notes	—	96,476
Loss on issuance of 2021 convertible Bridge Notes Rights Offering	—	3,193
Issuance costs for derivative liabilities and debt carried at fair value	—	48,009
Amortization of debt discount and issuance costs	1,549	1,311
Gain on equity method investment	(694)	(793)
Loss on disposal of property and equipment	—	24
(Gain) loss on derivatives	(10,629)	11,162
Satellite impairment loss	—	18,407
Interest income	(373)	—
Other, net	106	—
Changes in operating assets and liabilities:
Accounts receivable	(2,485)	(2,010)
Contract assets	(4,237)	1,487
Prepaid expenses and other current assets	657	(4,428)
Other assets	(1,335)	(423)
Accounts payable and accrued liabilities	692	(15)
Other current liabilities	(581)	(2,195)
Contract liabilities - current and long-term	(2,774)	(1,960)
Liability for estimated contract losses	(4,088)	1,385
Other liabilities	2,216	2,496
Net cash used in operating activities	(39,429)	(38,742)
Cash flows from investing activities:
Purchase of property and equipment	(8,905)	(532)
Satellite procurement work in process	(25,421)	(48,951)
Purchase of short-term investments	(50,343)	—
Purchase of domain name	—	(7)
Proceeds from equity method investment	546	—
Net cash used in investing activities	(84,123)	(49,490)
Cash flows from financing activities:
Proceeds from issuance of debt	—	58,573
Proceeds from options exercised	37	100
Proceeds from warrants exercised	—	163
Debt payments	—	(22,198)
Payments for deferred offering costs	—	—
Payments for debt issuance costs	—	(6,238)
Withholding tax payments on vesting of restricted stock units	(4,551)	—
Net cash (used in) provided by financing activities	(4,516)	275,331
Net (decrease) increase in cash, cash equivalents, and restricted cash	(128,068)	187,099
Cash, cash equivalents, and restricted cash – beginning of year	168,104	10,573
Cash, cash equivalents, and restricted cash – end of period	$40,036	$197,672

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(13,048)	$(46,897)	$(59,314)	$(251,038)
Interest income	(486)	—	(664)	—
Interest expense	1,226	1,225	3,756	3,663
Depreciation and amortization	9,598	3,503	26,166	9,804
Loss on issuance of Bridge Notes, including debt issuance costs expensed for debt carried at fair value	—	—	—	147,387
Stock-based compensation expense	3,163	28,493	16,389	29,265
(Gain) loss on derivatives	(7,135)	(3,813)	(10,629)	11,162
Satellite impairment loss	—	—	—	18,407
(Gain) loss from discontinued operations, net of income taxes	(707)	—	(707)	1,022
Severance	56	—	761	—
Loss (income) on equity method investment	776	170	(694)	(793)
Forgiveness of non-trade receivable	31	—	106	—
Contingent legal liability	—	700	—	700
Transaction costs associated with derivative liabilities	—	291	—	291
Loss on debt extinguishment	—	75	—	75
Adjusted EBITDA	$(6,526)	$(16,253)	$(24,830)	$(30,055)